EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated December 30, 2013 related to the financial statements of GVE, a Division of Gaiam, Inc., as of December 31, 2012 appearing in the Form 8-K/A of Cinedigm Corp.

/s/ EKSH LLLP

January 6, 2014
Denver, Colorado